EXECUTION VERSION

SIXTH AMENDMENT

TO

FINANCING AGREEMENT

THIS SIXTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of March 15, 2011 (the “Effective Date”), by and among ENVIRONMENTAL QUALITY MANAGEMENT, INC., an Ohio corporation (“EQMI”), EQ ENGINEERS, LLC, an Indiana limited liability company (“EQE” and together with EQMI, each a “Borrower” and collectively, “Borrowers”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”), is as follows:

Preliminary Statements

A.           Borrowers and Bank are parties to a Financing Agreement dated as of October 31, 2006, as amended by the First Amendment to Financing Agreement dated as of October 1, 2007, the Second Amendment to Financing Agreement dated as of September 12, 2008, the Third Amendment to Financing Agreement dated as of February 10, 2009, the Fourth Amendment to Financing Agreement dated as of December 29, 2010, and the Fifth Amendment to Financing Agreement dated as of February 4, 2011 (as amended, the “Financing Agreement”). Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Financing Agreement.

B.           Borrowers have requested that Bank: (i) consent to the Additional Beacon Transaction (as defined in Section 2 below) and (ii) make certain other changes to the Financing Agreement and certain of the other Loan Documents, all as more specifically set forth herein.

C.           Bank is willing to consent to such requests and so amend the Financing Agreement and other Loan Documents, all as contemplated by the terms, and subject to the conditions, of this Amendment.

Statement of Amendment

In consideration of the covenants, agreements, and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrowers hereby agree as follows:

1.          Amendments to Financing Agreement. Subject to the satisfaction of the conditions of this Amendment, the Financing Agreement is hereby amended as follows:

1.1           Section 1.1 of the Financing Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical order, to provide in their respective entireties as follows:

“Additional Beacon Noteholder Subordinated Debt” means the Subordinated Debt (as defined in the Additional Beacon Noteholder Subordination Agreement).

“Additional Beacon Noteholder Subordinated Debt Default” means any of the following (or any combination of the following): (a) the occurrence and continuance of a Subordinated Debt Default (as defined in the Additional Beacon Noteholder Subordination Agreement) or (b) any acceleration of any of the Additional Beacon Noteholder Subordinated Debt.

“Additional Beacon Noteholder Subordinated Debt Documents” means the Subordinated Debt Documents (as defined in the Additional Beacon Noteholder Subordination Agreement).

“Additional Beacon Noteholder Subordinated Notes” means each of, and collectively, the Subordinated Debt Notes (as defined in the Additional Beacon Noteholder Subordination Agreement).

“Additional Beacon Noteholder Subordination Agreement” means the Subordination Agreement dated as of the Sixth Amendment Effective Date among the Additional Beacon Subordinated Noteholders and Bank.

“Additional Beacon Subordinated Noteholders” means each of, and collectively: (i) Argentum Capital Partners II, L.P., on behalf of itself and as Subordinated Lender Agent (as defined in the Additional Beacon Noteholder Subordination Agreement), (ii) Argentum Capital Partners, L.P., (iii) Walter H. Barandiaran, (iv) CGM IRA Custodian FBO Daniel Raynor, (v) Trust U/W Arnold Raynor FBO Daniel Raynor, (vi) Jack S. Greber, (vii) Robert R. Galvin, (viii) James E. Wendle, (ix) Joseph P. Hoffman, (x) James G. Zody, (xi) Mathers Associates, (xii) Robert L. Frome, (xiii) Charles Hallinan, (xiv) Kurien Jacob, (xv) Lawrence Kaplan, (xvi) Andrew C. Peskoe, (xvii) Lawrence J. Rubinstein Camille S. Rubinstein JTWROS, (xviii) Michael Miller, (xix) Eileen A. Kaplan, (xx) Futurtec L.P., (xxi) Matthew Burr 1985 Trust, (xxii) Lander Burr 1985 Trust, (xxiii) each of the other Persons that becomes a “Subordinated Lender” under the Additional Beacon Noteholder Subordination Agreement after the Sixth Amendment Effective Date pursuant to such Person’s execution and delivery of the Joinder Agreement (as defined in the Additional Beacon Noteholder Subordination Agreement), all in accordance with the terms and conditions of the Additional Beacon Noteholder Subordination Agreement and the Sixth Amendment to this Agreement, and (xxiv) as applicable, their respective heirs, beneficiaries, successors, and assigns.

“Sixth Amendment Effective Date” means the Effective Date (as defined in the Sixth Amendment to this Agreement).

1.2           The following definition in Section 1.1 of the Financing Agreement is hereby amended in its entirety by substituting the following in its place:

“Loan Documents” means this Agreement, the Joinder Agreement, the Revolving Loan Note, the Security Agreements, the Letter of Credit Documents, each Insurance Agreement and Life Insurance Assignment (as defined in Section 5.2), the Cross-Guaranties, the Parent Guaranty, the Parent Pledge Agreement, the Beacon Texas Guaranty (if any), the Beacon Texas Deed of Trust (if any), the Beacon Texas Security Agreement (if any), the Kemner Subordination Agreement, the Fox Subordination Agreement, the Beacon Aguero Subordination Agreement, the Beacon Noteholder Subordination Agreement, the Additional Beacon Noteholder Subordination Agreement, the documents, instruments and agreements executed in connection with the Federal Assignment of Claims Act and any state Assignment of Claims Law, and all other agreements, instruments and documents relating to the Loans, including mortgages, deeds of trust, security agreements, subordination agreements, intercreditor agreements, pledges, powers of attorney, consents, collateral assignments, locked box and cash management agreements, letter agreements, contracts, notices, leases, financing statements and letters of credit and applications therefor and all other writings, all of which must be in form and substance satisfactory to Bank, which have been, are as of the date of this Agreement, or will in the future be signed by, or on behalf of, any one or more Borrowers and delivered to Bank.

1.3         Section 9.18 of the Financing Agreement is hereby amended in its entirety by substituting the following in its place:

9.18 Capitalization; Warrants. Schedule 9.18 sets forth the number of shares of Capital Stock of Borrowers and Parent which are authorized and the number of such shares which are outstanding. Each outstanding share of Capital Stock is a common share and is duly authorized, validly issued, fully paid and nonassessable. Set forth in Schedule 9.18 is a complete and accurate list of all Persons who are record and beneficial owners of the Capital Stock of Borrowers and Parent. All warrants, subscriptions, options, instruments, rights and agreements under which any shares of Capital Stock of Borrowers or Parent are or may be redeemed, retired, converted, encumbered, bought, sold or issued are described in Schedule 9.18.

1.4         Section 12.1(i)(s) of the Financing Agreement is hereby amended in its entirety by substituting the following in its place:

(s)          (i) There occurs an EQE Acquisition Debt Default which has not been waived in writing by the applicable EQE Seller; (ii) there occurs a Fox Subordinated Debt Default which has not been waived in writing by the Fox Seller; (iii) there occurs a Kemner Subordinated Debt Default which has not been waived in writing by the Kemner Seller; (iv) the Fox Seller defaults under the Fox Subordination Agreement or the Fox Seller denies his obligations under the Fox Subordination Agreement; (v) any Kemner Seller defaults under the Kemner Subordination Agreement or any Kemner Seller denies its obligations under the Kemner Subordination Agreement; (vi) either of the Fox Subordination Agreement or the Kemner Subordination Agreement is terminated or ceases, for any reason, to be in full force and effect (other than as agreed in writing by Bank or in accordance with its express terms); (vii) there occurs a Beacon Aguero Subordinated Debt Default which has not been waived in writing by Mr. Aguero; (viii) Mr. Aguero defaults under the Beacon Aguero Subordination Agreement or Mr. Aguero denies his obligations under the Beacon Aguero Subordination Agreement; (ix) there occurs a Beacon Noteholder Subordinated Debt Default which has not been waived in writing by the Beacon Subordinated Noteholders; (x) any Beacon Subordinated Noteholder defaults under the Beacon Noteholder Subordination Agreement or any Beacon Subordinated Noteholder denies his, her or its obligations under the Beacon Noteholder Subordination Agreement; (xi) there occurs an Additional Beacon Noteholder Subordinated Debt Default which has not been waived in writing by the Additional Beacon Subordinated Noteholders; (xii) any Additional Beacon Subordinated Noteholder defaults under the Additional Beacon Noteholder Subordination Agreement or any Additional Beacon Subordinated Noteholder denies his, her or its obligations under the Additional Beacon Noteholder Subordination Agreement; or (xiii) any of the Beacon Aguero Subordination Agreement, the Beacon Noteholder Subordination Agreement, or the Additional Beacon Noteholder Subordination Agreement is terminated or ceases, for any reason, to be in full force and effect (other than as agreed in writing by Bank or in accordance with its express terms); or

1.5           Schedule 9.18 to the Financing Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 9.18 in its place.

2.          Consents by Bank. Borrowers have requested that Bank consent to the Additional Beacon Noteholder Subordinated Debt (as defined in Section 1.1 of this Amendment), in an aggregate amount of up to $3,000,000 (collectively, the “Additional Beacon Transaction”), as required under the Financing Agreement and the other Loan Documents. Subject to the terms, and on the conditions, of this Amendment, Bank hereby consents to the Additional Beacon Transaction. The consent provided in this Section 2, either alone or together with other consents which Bank may give from time to time, shall not, by course of dealing, implication or otherwise, obligate Bank to consent to any other incurrence of Indebtedness otherwise prohibited by the Financing Agreement or the other Loan Documents, in any case past, present or future, other than that specifically consented to by this Amendment, or reduce, restrict or in any way affect the discretion of Bank in considering any future consent requested by Borrowers.

3.          Conditions; Other Documents.

3.1           As a condition precedent to the effectiveness of this Amendment and the consent delineated in Section 2 of this Amendment, with the signing of this Amendment, Borrowers will deliver, or cause to be delivered, to Bank, all in form and substance satisfactory to Bank: (i) the Additional Beacon Noteholder Subordination Agreement, duly executed by the Additional Beacon Subordinated Noteholders in existence on the Effective Date; (ii) copies, certified by the Secretary of each Borrower, of resolutions of the Board of Directors or managers, as applicable, of such Borrower, authorizing the execution of this Amendment and the other Sixth Amendment Documents (as defined below) to which such Borrower is a party; (iii) the Reaffirmation of Guaranty and Security set forth after the signatures below, duly executed by Parent; (iv) a copy, certified by the Secretary of Parent, of resolutions of the Board of Directors of Parent, authorizing the execution of the Reaffirmation of Guaranty and Security referenced in the immediately preceding clause; (v) the Reaffirmation of Subordination set forth after the signatures below, duly executed by Argentum; (vi) the Reaffirmation of Subordination set forth after the signatures below, duly executed by Argentum, as agent on behalf of the Beacon Subordinated Noteholders; and (vii) such other documents, instruments, and agreements deemed necessary by Bank to effect the amendments to Borrowers’ credit facilities with Bank contemplated by this Amendment.

3.2           With respect to any Additional Beacon Noteholder Subordinated Debt made to an Additional Beacon Subordinated Noteholder after the Effective Date, and as a condition to Lender’s consent to such Additional Beacon Noteholder Subordinated Debt, Borrowers shall deliver, or cause to be delivered to Lender, as applicable, contemporaneously with the consummation of such Additional Beacon Noteholder Subordinated Debt, in each case in form and substance satisfactory to Lender: (a) the Joinder Agreement (as defined in the Additional Beacon Noteholder Subordination Agreement), duly executed by the applicable Joining Subordinated Lender (as defined in the Additional Beacon Noteholder Subordination Agreement); (b) fully executed copies of the applicable Joining Subordinated Debt Note (as defined in the Additional Beacon Noteholder Subordination Agreement) and the other Additional Beacon Noteholder Subordinated Debt Documents, if any, executed and/or delivered in connection therewith; (c) evidence that the principal amount of such Additional Beacon Noteholder Subordinated Debt, together with the unpaid principal balance of all other Additional Beacon Noteholder Subordinated Debt in existence as of such date of determination, does not exceed an aggregate principal amount equal to $3,000,000; and (d) such other documents, instruments, and agreements deemed necessary or desirable by Bank in good faith in connection therewith.

4.          Representations. To induce Bank to accept this Amendment, Borrowers hereby represent and warrant to Bank as follows:

4.1           Each Borrower has full power and authority to enter into, and to perform its obligations under, as applicable, this Amendment and the other Loan Documents executed, amended, or amended and restated in connection herewith (collectively, the “Sixth Amendment Documents”) and the execution and delivery of, and the performance of its obligations under and arising out of, each applicable Sixth Amendment Document has been duly authorized by all necessary corporate or limited liability company action, as applicable.

4.2           Each Sixth Amendment Document, as applicable, constitutes the legal, valid and binding obligations of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

4.3           Each of Borrowers’ representations and warranties contained in the Loan Documents are complete and correct in all material respects as of the date of this Amendment with the same effect as though these representations and warranties had been made again on and as of the date of this Amendment (except where such representations and warranties speak solely as of an earlier date), subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Financing Agreement.

4.4           No Event of Default has occurred and is continuing under the Financing Agreement.

5.          Costs and Expenses. As a condition of this Amendment, Borrowers will promptly on demand pay or reimburse Bank for the costs and expenses incurred by Bank in connection with this Amendment, including, without limitation, Attorneys’ Fees.

6.          Release. Each Borrower hereby releases Bank from any and all liabilities, damages and claims arising from or in any way related to the Obligations or the Loan Documents, other than such liabilities, damages and claims which arise after the execution of this Amendment. The foregoing release does not release or discharge, or operate to waive performance by, Bank of its express agreements and obligations stated in the Loan Documents on and after the date of this Amendment.

7.          Default. Any default by Borrowers in the performance of Borrowers’ obligations under this Amendment shall constitute an Event of Default under the Financing Agreement.

8.          Continuing Effect of the Financing Agreement; Security. Except as expressly amended hereby, all of the provisions of the Financing Agreement are ratified and confirmed and remain in full force and effect. Borrowers and Bank hereby expressly intend that this Amendment shall not in any manner: (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to the Loan Documents. Each Borrower ratifies and reaffirms any and all grants of Liens to Bank on the Loan Collateral as security for the Obligations, and each Borrower acknowledges and confirms that the grants of the Liens to Bank on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of the Permitted Liens.

9.          One Agreement; References; Fax Signature. The Financing Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to the Financing Agreement will be deemed to be references to the Financing Agreement as amended by this Amendment. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution thereof, and if so signed, (i) may be relied on by each party as if the documents were a manually signed original and (ii) will be binding on each party for all purposes.

10.         Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

11.         Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

12.         Entire Agreement. This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

13.         Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

14.         Reaffirmation of Cross-Guaranty. Each Borrower hereby: (i) ratifies and reaffirms the Cross-Guaranty and (ii) acknowledges and agrees that no Borrower is released from its obligations under the Cross-Guaranty by reason of this Amendment or the other Loan Documents and that the obligations of each Borrower under the Cross-Guaranty extend, among other Obligations of Borrowers to Lender, to the Obligations of Borrowers under this Amendment and other Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by Borrowers as of the Effective Date.

ENVIRONMENTAL QUALITY MANAGEMENT, INC.

By:	/s/ Jack S. Greber
Jack S. Greber, Chief Executive Officer

EQ ENGINEERS, LLC

By:	/s/ Jack S. Greber
Jack S. Greber, Manager

Accepted at Cincinnati, Ohio

as of the Effective Date.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Aaron R. Sceva
Aaron R. Sceva, Banking Officer